                                                                   EXHIBIT A

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                PERCUSURGE, INC.


                                ARTICLE 1 - NAME

         The name of the corporation shall be Medtronic PercuSurge, Inc.

                     ARTICLE 2 - REGISTERED OFFICE AND AGENT

     The registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                              ARTICLE 3 - PURPOSES

     The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful acts and activities for which corporations may be organized under the General Corporation Law of Delaware.

                                ARTICLE 4 - STOCK

     The aggregate number of shares the corporation has authority to issue shall be 2,500 shares of Common Stock, $.01 par value. Holders of Common Stock shall be entitled to one vote for each share of Common Stock held of record.

                       ARTICLE 5 - RIGHTS OF STOCKHOLDERS

     5.1) NO PREEMPTIVE RIGHTS. No holder of shares of the corporation of any class now or hereafter authorized has any preferential or preemptive right to subscribe for, purchase or receive any shares of the corporation of any class now or hereafter authorized, or any options or warrants for such shares, which may at any time be issued, sold or offered for sale by the corporation.

     5.2) NO CUMULATIVE VOTING RIGHTS. No holder of shares of the corporation of any class now or hereafter authorized shall be entitled to cumulative voting.

                         ARTICLE 6 - MEETINGS AND BOOKS

     6.1) MEETINGS OF STOCKHOLDERS AND ELECTION OF DIRECTORS. Meetings of stockholders may be held within or outside the State of Delaware, as the Bylaws may provide. Elections of directors need not be by written ballot unless and except to the extent that the Bylaws so provide.

     6.2) CORPORATE BOOKS. The books of the corporation may be kept within or (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

                  ARTICLE 7 - LIMITATION OF DIRECTOR LIABILITY

     To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The corporation shall indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was a director or officer of the corporation or any predecessor of the corporation, or serves or served at any other enterprise as a director or officer at the request of the corporation or any predecessor to the corporation. Any repeal or modification of the foregoing provisions of this Article 7 by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                               ARTICLE 8 - BYLAWS

     The Board of Directors is expressly authorized to make and alter Bylaws of this corporation, subject to the power of the stockholders to change or repeal such Bylaws and subject to any other limitations on such authority provided by the General Corporation Law of Delaware.

                                                                  EXHIBIT B

                               AFFILIATE'S LETTER


Medtronic, Inc.
7000 Central Avenue, N.E.
Minneapolis, Minnesota  55432


Ladies and Gentlemen:

The undersigned officer, director and/or shareholder having the right to designate a director of PercuSurge, Inc. (the "Company") has been advised that the undersigned may be deemed by the Company to be an "affiliate" of the Company, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act") (such rule, as amended or replaced by any successor rule, referred to herein as "Rule 145") and for purposes of Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "SEC"). Pursuant to the terms of the Agreement and Plan of Merger dated on or about the date hereof (the "Merger Agreement"), among Medtronic, Inc. ("Parent"), Trojan Merger Corp. ("Merger Subsidiary"), and the Company, Merger Subsidiary will be merged with and into the Company (the "Merger"). As a result of the Merger, outstanding shares of common stock, $.001 par value per share, of the Company ("Company Common Stock") and outstanding shares of preferred stock, $.001 par value per share, of the Company ("Company Preferred Stock") will be converted into the right to receive shares of common stock, $.10 par value per share, of Parent ("Parent Common Stock"), as determined pursuant to the Merger Agreement.

In order to induce Parent and the Company to enter into the Merger Agreement, the undersigned (referred to herein as "Affiliate") represents, warrants and agrees as follows:

1. Affiliate will not directly or indirectly take any action that would have the effect of jeopardizing the treatment of the Merger as a "pooling of interests," sell, transfer, pledge, dispose of, or otherwise reduce Affiliate's risk relative to, any Parent Common Stock, Company Common Stock, or Company Preferred Stock during the period commencing 30 days prior to the effective time of the Merger and ending at such time as financial results covering at least 30 days of the post-Merger combined operations of Parent and the Company have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations.

2. Affiliate has been advised that the issuance of the Parent Common Stock, if any, to Affiliate pursuant to the Merger is being registered with the SEC under the Securities Act and the rules and regulations promulgated thereunder on a Registration Statement on Form S-4. However, Affiliate has also been advised that, because Affiliate may be deemed to be an "affiliate" of the Company (as that term is used in paragraphs (c) and (d) of Rule 145), any sale, transfer or other disposition by Affiliate of any Parent Common Stock issued pursuant to the Merger will, under current law, require either (a) further registration under the Securities Act of the Parent Common Stock to be sold, transferred, or otherwise disposed of, (b) compliance with Rule 145, or (c) the availability of another exemption from such registration.

3. Affiliate will not offer to sell, sell, or otherwise dispose of any Parent Common Stock issued pursuant to the Merger except pursuant to an effective registration statement or in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act (the compliance with Rule 145 or the availability of such other exemption to be established by Affiliate to the reasonable satisfaction of Parent's counsel).

4. Affiliate consents to the placement of a stop transfer order with the Company's and Parent's stock transfer agent and registrar, and to the placement of the following legend on certificates representing the Company Common Stock, Company Preferred Stock, or Parent Common Stock issued or to be issued to Affiliate:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH AN AFFILIATE'S LETTER FROM THE UNDERSIGNED TO MEDTRONIC, INC. AND PURSUANT TO
         AN EFFECTIVE REGISTRATION STATEMENT OR IN COMPLIANCE WITH RULE
           145 OF THE SECURITIES ACT OF 1933 OR ANOTHER EXEMPTION FROM
          THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

5. Affiliate has carefully read this letter and has discussed with counsel for Affiliate or counsel for the Company, to the extent Affiliate felt necessary, the requirements of this letter and other applicable limitations on the Affiliate's ability to sell, transfer, or otherwise dispose of Company Common Stock, Company Preferred Stock, and Parent Common Stock.

6. The Company agrees to take all reasonable actions up to the date of the Merger, including but not limited to the placement of a stop transfer order with the Company's stock transfer agent and registrar, to ensure compliance by Affiliate with the provisions of this letter.

7. Execution of this letter should not be considered an admission on the part of Affiliate that Affiliate is an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights that Affiliate may have to object to any claim that Affiliate is such an affiliate on or after the date of this letter.

                                               Very truly yours,

       [If Affiliate is an individual,
           sign here]
                                               -------------------------------
                                               [Signature]


                                               -------------------------------
                                               [Print Name]

        [If Affiliate is an
            entity, sign here]
                                              ---------------------------------
                                              [Print Name of Entity]


                                              By:------------------------------

                                                 Its:-------------------------



                                               PERCUSURGE, INC.

                                              By:-----------------------------

                                                Its:--------------------------

                                   ACCEPTANCE




     Medtronic, Inc. hereby accepts the foregoing Affiliate's Letter delivered pursuant to Section 6.7 of the Agreement and Plan of Merger dated October ___, 2000, by and among Medtronic, Inc., Trojan Merger Corp., and PercuSurge, Inc.


                                              MEDTRONIC, INC.


                                              By:_____________________________

                                                Its:__________________________

                                                               EXHIBIT C

                         AGREEMENT TO FACILITATE MERGER


DATE:        October ____, 2000

PARTIES:

             Medtronic, Inc.,                  (hereinafter "Parent")
             a Minnesota corporation

                      and


             ---------------------------,
             an individual officer, director
             and/or shareholder having the
             right to designate a director
             of PercuSurge, Inc.                (hereinafter "Security Holder")

RECITALS:

     A. Security Holder is the legal or beneficial owner of shares of Common Stock or Preferred Stock of PercuSurge, Inc., a Delaware corporation (the "Company"), and/or the holder of options, warrants, or other rights to acquire shares of Company Common Stock or Company Preferred Stock.

     B. Parent, the Company, and a wholly-owned subsidiary of Parent are entering, or have entered, into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which it is proposed that Parent's subsidiary will merge with and into the Company (the "Merger") and as a result of which the outstanding shares of Company Common Stock shall be converted into Parent Common Stock.

     C. Security Holder deems it to be in Security Holder's best interest and in the best interests of the Company and all other stockholders of the Company that the Merger Agreement be approved, ratified, and confirmed by the stockholders of the Company, and it is a condition to Parent's obligations under the Merger Agreement that Security Holder enter into this Agreement.

     D. It is understood and acknowledged by Security Holder that Parent's execution of the Merger Agreement is being done in reliance, in part, upon the contemporaneous execution and delivery of this Agreement, that Parent will incur substantial expenses proceeding toward consummation of the Merger as contemplated by the Merger Agreement, and that such expenses will be undertaken, in part, in reliance upon and as a result of the agreements and undertakings of Security Holder set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, and in order to induce Parent to execute the Merger Agreement and to proceed as contemplated by the Merger Agreement toward the consummation of the Merger, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS:

     1. VOTE IN FAVOR OF MERGER. During the period commencing on the date hereof and terminating upon the earlier of (i) the effective time of the Merger, and
(ii) the termination of the Merger Agreement in accordance with its terms, Security Holder agrees to vote (or cause to be voted) all shares of Company Common Stock and Company Preferred Stock presently beneficially owned by Security Holder, and all shares of Company Common Stock and Company Preferred Stock with respect to which Security Holder in the future acquires beneficial ownership, at any meeting of the stockholders of the Company, and in any action by written consent of the stockholders of the Company, in favor of the approval, consent, and ratification of the Merger Agreement and the Merger. To the extent inconsistent with the foregoing provisions of this Section 1, Security Holder hereby revokes any and all previous proxies with respect to any shares of Company Common Stock or Company Preferred Stock that Security Holder owns or has the right to vote. Nothing in this Agreement shall be deemed to restrict or limit Security Holder's right to act in his capacity as an officer or director of the Company consistent with his fiduciary obligations in such capacity.

     2. REPRESENTATIONS AND WARRANTIES OF SECURITY HOLDER. Security Holder represents and warrants to Parent that Security Holder has the legal capacity to enter into and perform all of Security Holder's obligations under this Agreement. The execution, delivery, and performance of this Agreement by Security Holder will not violate any other agreement to which Security Holder is a party, including, without limitation, any voting agreement, stockholders agreement, or voting trust. This Agreement has been duly executed and delivered by Security Holder and constitutes a legal, valid, and binding agreement of Security Holder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws, now or hereafter in effect.

     3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon any purchasers, donees, pledgees, and other transferees of Company Common Stock or Company Preferred Stock legally or beneficially owned by Security Holder. During the period commencing on the date hereof and terminating upon the earlier of the effective time of the Merger and the termination of the Merger Agreement in accordance with its terms, Security Holder agrees not to make any sales, gifts, transfers, pledges, or other dispositions of Company Common Stock or Company Preferred Stock without first making any such transferee or pledgee fully aware of Security Holder's obligations under this Agreement and obtaining such transferee's or pledgee's written agreement to comply with all terms hereof.

     4. INJUNCTIVE RELIEF. Security Holder agrees that in the event of Security Holder's breach of any provision of this Agreement, Parent may be without an adequate remedy at law. Security Holder therefore agrees that in the event of Security Holder's breach of any provision of this Agreement, Parent may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, Parent will not be precluded from seeking or obtaining any other relief to which it may be entitled.

     5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

     6. FURTHER ASSURANCES. Security Holder shall execute and deliver such additional documents and take such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

     7. THIRD-PARTY BENEFICIARIES. Nothing in this Agreement, expressed or implied, shall be construed to give any person other than the parties hereto any legal or equitable right, remedy, or claim under or by reason of this Agreement or any provision contained herein.

     8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of laws).

     9. EFFECTIVENESS. If this Agreement is executed by Security Holder prior to the approval of the Merger Agreement by the Company's Board of Directors, then this Agreement shall be subject to, and shall become effective only upon, the approval of the Merger Agreement by the Company's Board of Directors and the execution and delivery of the Merger Agreement by the Company, Parent and Parent's subsidiary. This Agreement shall terminate upon termination of the Merger Agreement in accordance with its terms.

     IN WITNESS WHEREOF, Parent has caused this Agreement to Facilitate Merger to be executed by its duly authorized officer, and Security Holder has executed this Agreement, as of the date and year first above written.

                                             Medtronic, Inc.



                                             By:------------------------------

                                                Its:--------------------------


         [If Security Holder is an
         individual, sign here]
                                              ---------------------------------
                                              [Signature]


                                              [Print Name of Natural Person]

         [If Security Holder is
           an entity, sign here]
                                              --------------------------------
                                              [Print Name of Entity]

                                              By:------------------------------

                                              Its:----------------------------

                                                                  EXHIBIT D

                             STOCK OPTION AGREEMENT


     THIS AGREEMENT is dated as of October ___, 2000, between Medtronic, Inc., a Minnesota corporation ("Grantee"), and PercuSurge, Inc., a Delaware corporation ("Issuer").

                                    RECITALS

     A. Grantee, Issuer, and Trojan Merger Corp., a Delaware corporation and wholly-owned subsidiary of Grantee ("Merger Subsidiary"), have entered into an Agreement and Plan of Merger (the "Merger Agreement") which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Subsidiary will be merged with and into Issuer (the "Merger").

     B. As a condition to its willingness to enter into the Merger Agreement, Grantee has required that Issuer enter into this Agreement, which provides, among other things, that Issuer grant to Grantee an option to purchase shares of Issuer's Common Stock, par value $.001 per share ("Issuer Common Stock"), upon the terms and subject to the conditions provided for herein.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained in this Agreement and the Merger Agreement, the parties agree as follows:

     1. GRANT OF OPTION. Subject to the terms and conditions of this Agreement, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase Twelve Million Nine Hundred Twenty-Five Thousand Eight Hundred Sixty-Five (12,925,865) shares of Issuer Common Stock (the "Option Shares"), in the manner set forth below, at an exercise price of $4.32 per share of Issuer Common Stock, subject to adjustment as provided below (the "Option Price"). Issuer represents that the Option Shares represent 19.9% of the number of shares of Issuer Common Stock (on a fully-diluted basis) outstanding on the date hereof. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

     2. EXERCISE OF OPTION.

          (a) Subject to the terms and conditions of this Agreement, Grantee or its designee (which shall be a wholly-owned subsidiary of Grantee) may, prior to the Expiration Date (as defined in Section 11), exercise the option, in whole or in part, at any time or from time to time on or after the occurrence of an Exercise Event (as defined below). As used herein, an "Exercise Event" shall mean (i) the occurrence of a termination specified in Section 8.2(a)(i) or Section 8.2(a)(ii) of the Merger Agreement or (ii) immediately prior to consummation of an Alternative Control Transaction after the occurrence of all of the events and circumstances specified in
     Section 8.2(a)(iii) of the Merger Agreement. This Option shall not be exercisable unless and until an Exercise Event shall occur.

          (b) In the event Grantee wishes to exercise the Option at such time as the Option is exercisable, Grantee shall deliver written notice (the "Exercise Notice") to Issuer specifying its intention to exercise the Option, the total number of Option Shares it wishes to purchase, and a date and time for the closing of such purchase (a "Closing") not less than three nor more than ten business days after the later of (i) the date such Exercise Notice is given and (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). When this Option is exercisable, Grantee, in lieu of exercising the Option, shall have the right at any time thereafter prior to the Expiration Date to request in writing (the "Cash Cancellation Notice") that Issuer pay, and promptly (but in any event not more than five business days) after Grantee makes such request, Issuer shall, subject to Section 2(c) below, pay to Grantee by certified check, official bank check or wire transfer pursuant to Grantee's instructions, in cancellation of the Option, an amount in cash (the "Cancellation Amount") equal to (i) the lesser of

               (x) the excess, if any, over the Option Price of the greater of
          (A) the highest price per share of Issuer Common Stock offered to be paid or paid in connection with the Alternative Transaction giving rise to such Cash Cancellation Notice, and (B) if the Alternative Transaction giving rise to such Cash Cancellation Notice is structured as an asset acquisition, the highest aggregate consideration offered to be paid or paid in such transaction or proposed transaction, divided by the number of shares of Issuer Common Stock then outstanding, and

               (y) $7,000,000 divided by the initial number of Option Shares covered by the Option,

         multiplied by (ii) the number of Option Shares then covered by the Option; provided, however, that the Cancellation Amount shall be reduced (but not below zero) to the extent necessary so that the sum of the termination fee described in Section 8.2(a) of the Merger Agreement (the "Termination Fee") paid to Grantee, the Option Share Profit (as defined below) not remitted to Issuer pursuant to Section 2(c) hereof, and the Cancellation Amount shall not exceed $7,000,000. If all or a portion of the price per share of Issuer Common Stock offered, paid, or payable or the aggregate consideration offered, paid, or payable for the assets of Issuer, each as contemplated by the preceding sentence, consists of noncash consideration, the amount described in clause (x) of the preceding sentence shall equal the excess, if any, over the Option Price of the Last Sale Price. In no event shall (i) the Cancellation Amount exceed $7,000,000 or (ii) the sum of the Termination Fee paid, the Option Share Profit not remitted to Issuer pursuant to Section 2(c) hereof, and the Cancellation Amount paid exceed $7,000,000.

               (c) In the event that Grantee sells, pledges, or otherwise disposes of (including, without limitation, by merger or exchange) any Option Shares (such sale or disposition of Option Shares within six months after acquisition referred to as a "Sale"), or in the event that any Cancellation Amount is paid to Grantee or any Option Share Profit is received by Grantee (and not required to be remitted to Issuer pursuant to this

          Section 2(c)), then any Termination Fee due and payable by Issuer shall be reduced to the extent necessary so that the sum of

                    (w) the Termination Fee;

                         (x) any Cancellation Amount paid to Grantee;

                         (y) the amount received (whether in cash, loan
               proceeds, securities, or otherwise) by Grantee in such Sale less the exercise price of such Option Shares sold in the Sale (the "Option Share Profit") and not remitted to Issuer pursuant to this Section 2(c); and

                         (z) Option Share Profit received in connection with any
               prior Sales of Option Shares and not remitted to Issuer pursuant to this Section 2(c),

               Shall not exceed $7,000,000. Grantee shall remit to Issuer, within five business days after completion of any Sale, the amount, if any, by which the Option Share Profit from such Sale, when added to the Termination Fee previously paid, the Cancellation Amount previously paid, and the Option Share Profit from prior Sales of Option Shares not remitted to Issuer pursuant to this Section 2(c), exceeds $7,000,000.

     3. PAYMENT OF OPTION PRICE AND DELIVERY OF CERTIFICATE. Any Closings under
Section 2 of this Agreement shall be held at the principal executive offices of Issuer, or at such other place as Issuer and Grantee may agree. At any Closing hereunder, (a) Grantee or its designee will make payment to Issuer of the aggregate price for the Option Shares being so purchased by delivery of a certified check, official bank check, or wire transfer of funds pursuant to Issuer's instructions payable to Issuer in an amount equal to the product obtained by multiplying the Option Price by the number of Option Shares to be purchased, and (b) upon receipt of such payment Issuer will deliver to Grantee or its designee (which shall be a wholly-owned subsidiary of Grantee) a certificate or certificates representing the number of validly issued, fully paid, and nonassessable Option Shares so purchased, in the denominations and registered in such names (which shall be Grantee or a wholly-owned subsidiary of Grantee) designated in writing to Issuer by Grantee.

     4. REGISTRATION OF OPTION SHARES. The Company shall use its commercially reasonable best efforts to cause Grantee to be granted registration rights with respect to the Option Shares pursuant to the certain Amended and Restated Stockholder Rights Agreement dated March 17, 2000 among the Company and certain shareholders of the Company.

     5. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee as follows:

          (a) Issuer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has requisite corporate power and authority to enter into and perform this Agreement.

          (b) The execution and delivery of this Agreement by Issuer and the consummation by Issuer of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The Board of Directors of Issuer has duly approved the issuance and sale of the Option Shares, upon the terms and subject to the conditions contained in this Agreement, and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Issuer and, assuming this Agreement has been duly and validly authorized, executed, and delivered by Grantee, constitutes a valid and binding obligation of Issuer enforceable against Issuer in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting or relating to creditors' rights generally; the availability of injunctive relief and other equitable remedies; and limitations imposed by law on indemnification for liability under federal securities laws.

          (c) Issuer has taken all necessary action to authorize and reserve for issuance and to permit it to issue, and at all times from the date of this Agreement through the date of expiration of the Option will have reserved for issuance upon exercise of the Option, such number of authorized shares of Issuer Common Stock as is equal to the number of Option Shares (or such other amount as may be required pursuant to Section 10 hereof), each of which, upon issuance pursuant to this Agreement and when paid for as provided herein, will be validly issued, fully paid, and nonassessable, and shall be delivered free and clear of all claims, liens, charges, encumbrances, and security interests and not subject to any preemptive rights.

          (d) The execution, delivery, and performance of this Agreement by Issuer and the consummation by it of the transactions contemplated hereby except as required by the HSR Act (if applicable), and, with respect to
     Section 4, compliance with the provisions of the 1933 Act and any applicable state securities laws, do not require the consent, waiver, approval, license, or authorization of or result in the acceleration of any obligation under, or constitute a default under, any term, condition, or provision of any charter or bylaw, or any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation, or decree or any restriction to which Issuer or any property of Issuer or its subsidiaries is bound, except where the failure to obtain such consents, waivers, approvals, licenses, or authorizations or where such acceleration or defaults would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     6. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer that:

          (a) Grantee is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has requisite corporate power and authority to enter into and perform this Agreement.

          (b) The execution and delivery of this Agreement by Grantee and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Grantee, and no other corporate proceedings on the part of Grantee are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Grantee and, assuming this Agreement has been duly executed and delivered by Issuer, constitutes a valid and binding obligation of Grantee enforceable against Grantee in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting or relating to creditors' rights generally; the availability of injunctive relief and other equitable remedies; and limitations imposed by law on indemnification for liability under federal securities laws, including, without limitation, the 1933 Act.

          (c) Grantee or its designee is acquiring the Option and it will acquire the Option Shares issuable upon the exercise thereof for its own account and not with a view to the distribution or resale thereof in any manner not in accordance with applicable law.

     7. COVENANTS OF GRANTEE. Grantee agrees not to transfer or otherwise dispose of the Option Shares, or any interest therein, except in compliance with the 1933 Act and any applicable state securities law. Grantee further agrees to the placement of the following legend on the certificates representing the Option Shares (in addition to any legend required under applicable state securities laws):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER (1) THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR (2) ANY APPLICABLE STATE LAW GOVERNING THE OFFER AND SALE OF SECURITIES. NO TRANSFER OR OTHER DISPOSITION OF THESE SHARES, OR OF ANY INTEREST THEREIN, MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH OTHER STATE LAWS OR PURSUANT TO EXEMPTIONS FROM REGISTRATION UNDER THE ACT, SUCH OTHER STATE LAWS, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

     8. REASONABLE BEST EFFORTS. Grantee and Issuer shall take, or cause to be taken, all reasonable action to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, reasonable best efforts to obtain any necessary consents of third parties and governmental agencies and the filing by Grantee and Issuer promptly after the date hereof of any required HSR Act notification forms and the documents required to comply with the HSR Act.

     9. CERTAIN CONDITIONS. The obligation of Issuer to issue Option Shares under this Agreement upon exercise of the Option shall be subject to the satisfaction or waiver of the following conditions:

          (a) any waiting periods applicable to the acquisition of the Option Shares by Grantee pursuant to this Agreement under the HSR Act shall have expired or been terminated;

          (b) the representations and warranties of Grantee made in Section 6 of this Agreement shall be true and correct in all material respects as of the date of the Closing for the issuance of such Option Shares; and

          (c) no order, decree, or injunction entered by any court of competent jurisdiction or governmental, regulatory, or administrative agency or commission in the United States shall be in effect that prohibits the exercise of the option or acquisition of Option Shares pursuant to this Agreement.

     10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the number of issued and outstanding shares of Issuer Common Stock by reason of any stock dividend, stock split, recapitalization, merger, rights offering, share exchange, or other change in the corporate or capital structure of Issuer, Grantee shall receive, upon exercise of the Option, the stock or other securities, cash, or property to which Grantee would have been entitled if Grantee had exercised the Option and had been a holder of record of shares of Issuer Common Stock on the record date fixed for determination of holders of shares of Issuer Common Stock entitled to receive such stock or other securities, cash, or property at the same aggregate price as the aggregate Option Price of the Option Shares.

     11. LIMITATION ON EXERCISE. Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Option Shares as would, as of the date of the Exercise Notice, result in a Notional Total Profit (as defined below) of more than $7,000,000 and, if exercise of the Option otherwise would exceed such amount, Grantee, at its discretion, may increase the Option Price for that number of Option Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed $7,000,000; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date at the Option Price set forth in Section 1.

     As used herein, "Notional Total Profit" with respect to any number of Option Shares as to which Grantee may propose to exercise the Option means the Total Profit determined as of the date of the Exercise Notice assuming, for purposes of clause (iii) of the definition of Total Profit, that (x) the Option were exercised on such date for such number of Option Shares and (y) such Option Shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for Issuer Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

     As used herein, "Total Profit" means the aggregate amount (before taxes) of the following: (i) the Termination Fee paid to Grantee; (ii) any Cancellation Amount paid to Grantee; and (iii) all Option Share Profits received in connection with Sales of Option Shares and not remitted to Issuer pursuant to
Section 2(c).

     12. EXPIRATION. The Option shall expire at the earlier of (a) the Effective Time (as defined in the Merger Agreement), (b) six months after the termination of the Merger Agreement in accordance with the terms thereof in the event
Section 8.2(a)(i) or Section 8.2(a)(ii) of the Merger Agreement applies, or six months after the date of consummation of the Alternative Control Transaction in the event Section 8.2(a)(iii) of the Merger Agreement applies, or (c) termination of the Merger Agreement in accordance with the terms thereof in circumstances under which the fee specified in Section 8.2 thereof cannot in any circumstances become payable (such expiration date is referred to as the "Expiration Date").

     13. GENERAL PROVISIONS.

          (a) SURVIVAL. All of the representations, warranties, and covenants contained herein shall survive each Closing and shall be deemed to have been made as of the date hereof and as of the date of each Closing.

          (b) FURTHER ASSURANCES. If Grantee exercises the Option, or any portion thereof, in accordance with the terms of this Agreement, Issuer and Grantee will execute and deliver all such further documents and instruments and use their reasonable best efforts to take all such further action as may be necessary in order to consummate the transactions contemplated thereby.

          (c) SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited, or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited, or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          (d) ASSIGNMENT. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Issuer shall not be entitled to assign or otherwise transfer any of its rights or obligations hereunder, and Grantee shall not be entitled to assign or otherwise transfer any of its rights or obligations hereunder, other than Grantee's rights under Section 4 which may be assigned to a transferee of Option Shares.

          (e) SPECIFIC PERFORMANCE. The parties agree and acknowledge that in the event of a breach of any provision of this Agreement, the aggrieved party would be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

          (f) AMENDMENTS. This Agreement may not be modified, amended, altered, or supplemented except upon the execution and delivery of a written agreement executed by Grantee and Issuer.

          (g) NOTICES. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the other party at the following addresses (or such other address for a party as shall be specified by like notice):

          If to Grantee:

                           Medtronic, Inc.
                           7900 Central Avenue, N.E.
                           Minneapolis, MN 55432

                           with separate copies thereof addressed to

                           Attention:       General Counsel
                                            FAX:  (763) 572-5459
                           and

                           Attention:       Vice President and Chief
                                            Development Officer
                                            FAX:  (763) 572-5404

                  If to Issuer:

                           PercuSurge, Inc.
                           540 Oakmead Parkway
                           Sunnyvale, CA 94085
                           FAX:  (      )
                                 -----------------------------
                           Attention:  Chief Executive Officer

                           with a copy to:

                           Wilson, Sonsini, Goodrich &. Rosati
                           650 Page Mill Road
                           Palo Alto, CA 94304
                           FAX:  (650) 493-6811
                           Attention:  Michael J. O'Donnell, Esq.

          (h) HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (i) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          (j) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law).

          (k) ENTIRE AGREEMENT. This Agreement, the Confidentiality Agreement, and the Merger Agreement and any documents and instruments referred to herein and therein constitute the entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. Nothing in this Agreement shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy, or claim under or in respect of this Agreement or any provision contained herein.

          (l) EXPENSES. Except as otherwise provided in this Agreement or the Merger Agreement, each party shall pay its own expenses incurred in connection with this Agreement.

          (m) MARKET STAND OFF. Grantee agrees, in connection with the Issuer's initial public offering of its equity securities, and upon request of the Issuer or the underwriters managing such offering, (i) not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any shares of Issuer Common Stock without the prior written consent of the Issuer or such underwriters, as the case may be, for such period of time (not to exceed the lesser of one hundred eighty (180) days or such number of days as to which the Company's officers and directors are subject to the same restriction) from the effective date of such registration as may be requested by the Issuer or such underwriters and
     (ii) to execute any agreement regarding (i) above as may reasonably be requested by the Issuer or underwriters at the time of the public offering; provided, that the officers and directors of the Issuer who own stock of the Company also agree to such restrictions.

     IN WITNESS WHEREOF, the parties have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                              MEDTRONIC, INC.


                                              By:-----------------------------

                                                 Its:-------------------------

                                              PERCUSURGE, INC.


                                              By:-----------------------------

                                                  Its:------------------------

                                                                  EXHIBIT E

                            NONCOMPETITION AGREEMENT


     THIS AGREEMENT is entered into by and between _________________ ("Individual") and Medtronic, Inc., a Minnesota corporation ("Parent"), as of October __, 2000, but effective commencing on the date of the consummation of the Merger described in the Merger Agreement referred to herein (the "Effective Date").

                                    RECITALS:

     WHEREAS, Individual is an employee of PercuSurge, Inc., a Delaware corporation (the "Company"); and

     WHEREAS, Parent, the Company, and a wholly-owned subsidiary of Parent ("Merger Subsidiary") propose to enter, or have entered, into an Agreement and Plan of Merger on or about October 19, 2000 (the "Merger Agreement"), pursuant to which, on the Effective Date, Parent will acquire the capital stock and business (including goodwill, trade secrets, and other confidential or proprietary business information) of the Company by the merger of Merger Subsidiary with and into the Company (the "Merger"); and

     WHEREAS, Individual holds common stock, and/or options to purchase common stock, of the Company, which in the Merger will be converted into common stock, and/or options to purchase common stock, of Parent; and

     WHEREAS, Individual desires to induce Parent to enter into the Merger Agreement and consummate the transactions contemplated thereby and acknowledges that this Agreement is ancillary to the Merger Agreement, and it is a condition to Parent's execution or consummation of the Merger Agreement that Individual enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and to induce Parent to enter into the Merger Agreement and to consummate the Merger, and subject to the terms and conditions set forth herein, the parties hereto agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth or referenced below:

     "COMPANY PRODUCT" means any product, product line, or service (including any component thereof or research to develop information useful in connection therewith that is proprietary to the Company): (i) that as of the Effective Date is being designed, developed, manufactured, marketed, or sold by the Company; or
(ii) that is a distal protection product used to contain or remove emboli, thrombus and/or vaso-constrictive chemical constituents that result from angioplasty or stenting procedures.

     "COMPETITIVE PRODUCT" means any product, product line or service (including any component thereof or research to develop information useful in connection therewith that is proprietary to the Company) that is designed, developed, manufactured, marketed, or sold by anyone other than the Parent Entities and that is a distal protection product used to contain or remove emboli, thrombus and/or vaso-constrictive chemical constituents that result from angioplasty or stenting procedures.

     "PARENT ENTITIES" means Medtronic, Inc. and all of its subsidiary and affiliated corporations and the operating divisions of any of them (including but not limited to the Company from and after the Merger).

     2. NONCOMPETITION COVENANT. From and after the Effective Date until the three-year anniversary of the Effective Date, Individual will not:

          (a) directly or indirectly design, develop, manufacture, market, or sell any Competitive Product;

          (b) directly or indirectly own any interest in, control, be employed by, or render advisory, consulting or other services (including but not limited to services in research) to any person or entity, or subsidiary, subdivision, division, or joint venture of such entity (except Parent) in connection with the design, development, manufacture, marketing, or sale of a Competitive Product; PROVIDED, HOWEVER, that the foregoing shall not prohibit Individual from holding a passive equity ownership interest of less than 5% in any entity and, if Individual is an employee of the Parent Entities, only to the extent such ownership is permitted by Parent's conflict policies as generally applied; or

          (c) directly or indirectly solicit or interfere with the Company's or the Parent Entities' relationship with existing customers for Company Products, on behalf of Individual or any other person or entity engaged in the design, development, manufacture, marketing, or sale of a Competitive Product.

     From and after the Effective Date until the 18-month anniversary of the Effective Date, Individual will not directly or indirectly solicit or hire any of the Company's or the Parent Entities' employees for the purpose of hiring them or inducing them to leave their employment with the Company or the Parent Entities, on behalf of Individual or another person or entity; PROVIDED, HOWEVER, that that the foregoing shall not prohibit the soliciting or hiring of any employee (i) who has not been employed by the Company or the Parent Entities during the preceding six months, or (ii) whose employment was terminated by the Company or the Parent Entities other than for cause.

     3. GEOGRAPHIC SCOPE. Individual acknowledges that each of the Company and the Parent Entities operate throughout the world and that the market for Company Products is worldwide. Individual therefore agrees that the covenants contained in Section 2 shall apply within all counties of the State of California, all states of the United States and within all counties, provinces, districts, and/or other comparable legal boundaries elsewhere throughout the world.

     4. INJUNCTIVE RELIEF. In addition to any other relief or remedies afforded by law or in equity, if Individual breaches this Agreement, Individual agrees that Parent shall be entitled, as a matter of right, to injunctive relief in any court of competent jurisdiction plus reasonable attorneys' fees if successful in securing such relief. Individual recognizes that products and inventions generated by Individual while an employee of the Company or the Parent Entities or in connection with consulting services rendered by Individual to the Company or the Parent Entities are the property of the Company or the Parent Entities, respectively, the value of which would be adversely affected by Individual's violation of this Agreement, and Individual hereby admits that irreparable damage will result to the Company and Parent if Individual violates or threatens to violate the terms of this Agreement. This Section 4 shall not preclude the granting of any other appropriate relief including, without limitation, money damages against Individual for breach of this Agreement.

     5. SEVERABILITY. If it is determined by a court of competent jurisdiction that any term or provision of this Agreement is invalid or unenforceable, then
(i) the remaining terms and provisions hereof shall be unimpaired, and (ii) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     6. AUTHORITY. Individual represents and warrants to Parent as follows: (a) Individual has full capacity and authority to enter into this Agreement and to perform Individual's obligations hereunder; (b) this Agreement has been duly executed and delivered by Individual and constitutes a legal, valid, and binding agreement of Individual, enforceable against Individual in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and (c) neither the execution and delivery of this Agreement nor compliance by Individual with its terms and provisions will violate (i) any permit or license of Individual, or
(ii) any law, statute, regulation, injunction, order, or decree of any government agency or authority or court to which Individual is subject.

     7. COMPLETE AGREEMENT; EFFECTIVENESS. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties, whether written or oral, relating hereto. Notwithstanding any contrary provisions of this Agreement, the effectiveness of this Agreement is conditioned upon and subject to the occurrence of the Merger; and this Agreement shall be null and void if the Merger Agreement is terminated in accordance with Article 8 thereof.

     8. WAIVER, DISCHARGE, AMENDMENT, ETC. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Any amendment to this Agreement shall be in writing and signed by the parties hereto. This Agreement shall not be superseded by any future agreement entered into between Individual and Parent unless such future agreement specifically refers to this Agreement by date and states specifically by section reference the portions of this Agreement that such future agreement is intended to supersede.

     9. TITLES AND HEADINGS; CONSTRUCTION. The titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Individual acknowledges that Individual and Parent have jointly participated in the negotiation and drafting of this Agreement, and the parties agree that this Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

     10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, this Agreement may not be assigned without the express written consent of all parties. Notwithstanding the foregoing, Parent may assign this Agreement to a subsidiary of Parent or to such business organization that shall succeed to the business of Parent or of such subsidiary to which this Agreement relates.

     11. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, including all matters of construction, validity, performance, and enforcement, without giving effect to principles of conflict of laws. The parties hereby (i) agree and consent to be subject to the jurisdiction of any state or federal court in San Francisco County, California, with respect to all actions and proceedings arising out of or relating to this Agreement (although each party reserves the right to bring such action or proceedings in any other jurisdiction to which the other party is subject); (ii) agree that all claims with respect to any such action or proceeding may be heard and determined in such court; (iii) irrevocably waive any defense of an inconvenient forum to the maintenance of any action or proceeding in such court; (iii) irrevocably waive any defense of an inconvenient forum to the maintenance of any action or proceeding in such court; (iv) consent to service of process by mailing or delivering such service to the party at its respective principal business address; and (v) agree that a final judgment in any such action or proceeding from which there is no further appeal shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any manner provided by law.

     12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, each of the parties has caused this Noncompetition Agreement to be executed in the manner appropriate to each, as of the date first above written.




                                        ---------------------------------------
                                        [Individual]


                                        MEDTRONIC, INC.


                                        By:------------------------------------

                                           Its:--------------------------------

                   EMPLOYEES TO SIGN NONCOMPETITION AGREEMENTS



Peter Rule                                    President & CEO

Henry Nita                                    VP R & D

Gary Mistlin                                  VP and CFO

Richard Geoffrion                             VP Marketing & OUS

Adlai Howe                                    VP US Sales

Bill Dippel                                   VP Operations

Debra Hinman                                  Sr. Director, Reg Affrs

Colleen McQueen                               Director, Clinical Research

Celso Bagaosian                               R & D Director

Jeff Bleam                                    R & D Manager

Ketan Muni                                    R & D Manager

Mukund Patel                                  R & D Manager

George Tsai                                   R & D Manager

Richard Spano                                 Director, Manufacturing

Scott Blood                                   Process Engineering Mgr

Jennifer Bromm                                Director, QA

                                                                       EXHIBIT F
                                ESCROW AGREEMENT


         This ESCROW AGREEMENT (the "Escrow Agreement"), is dated as of , 2000, among Medtronic, Inc., a Minnesota corporation ("Parent"), PercuSurge, Inc., a Delaware corporation (the "Company"), Peter Rule and Bruce Cozadd (the "Shareholder Representatives"), and Wells Fargo Bank Minnesota, National Association, as escrow agent (the "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, the Company, Trojan Merger Corp., a Delaware corporation ("Sub"), and Parent are parties to that certain Agreement and Plan of Merger, dated as of October 19, 2000 (the "Merger Agreement"), pursuant to which Sub will be merged with and into the Company (the "Merger"), with the Company surviving as a wholly owned subsidiary of Parent (as such, the "Surviving Corporation"); and

         WHEREAS, under the Merger Agreement, the Parent Indemnified Parties (as defined in the Merger Agreement) shall be indemnified, held harmless and reimbursed as provided in Article 9 of the Merger Agreement; and

         WHEREAS, to ensure that funds will be available to indemnify, hold harmless and reimburse the Parent Indemnified Parties as required by Article 9 of the Merger Agreement, Section 9.1 of the Merger Agreement provides that in connection with the Merger, Escrow Shares (as defined below) shall be deposited with the Escrow Agent in an escrow account established pursuant to this Escrow Agreement and held and subsequently disbursed in accordance with the terms of this Escrow Agreement; and

         WHEREAS, the Merger Agreement provides for the Shareholder Representatives to act in accordance herewith in connection with this Escrow Agreement and the indemnification obligations contained in the Merger Agreement; and

         WHEREAS, the Escrow Agent has agreed to hold the Escrow Fund pursuant to the terms of this Escrow Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS

         1.1) DEFINED TERMS. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings assigned to them in the Merger Agreement.

         1.2) ADDITIONAL DEFINITIONS. The following terms shall have the following meanings:

         "AVERAGE MARKET PRICE" means $___________ per share of Parent Common Stock. [AMOUNT TO BE CALCULATED PER MERGER AGREEMENT AND INSERTED AT SIGNING]

         "CLAIM AMOUNT" means as defined in Section 4.1.

         "CLAIM NOTICE" means as defined in Section 4.1.

         "COMPANY SHAREHOLDERS" means persons who, as of immediately prior to the Effective Time, were shareholders of the Company and whose shares of Company Common Stock and/or Company Preferred Stock were converted into Parent Common Stock pursuant to the Merger (excluding holders of Dissenting Shares).

         "CURRENT MARKET VALUE" means, with respect to shares of Parent Common Stock in the Escrow Fund as of any date, the Average Market Price. In the event of any reclassification, stock split or stock divided with respect to Parent Common Stock or any change or conversion of Parent Common Stock into other securities, appropriate and proportionate adjustments, if any, shall be made to the Average Market Price. "CURRENT MARKET VALUE" with respect to any other security, including any Permitted Investment, in the Escrow Fund means the average of the closing prices of such security for each of the ten trading days immediately preceding such date. The closing price of any such security on any trading day shall be: (i) if such security is listed on a national market securities exchange or quoted in The Nasdaq Stock Market's National Market System, the last reported sale price, or if no sale occurred on that day the mean between the closing bid and asked prices, of such security on such exchange (or the principal exchange if listed on more than one) or in The Nasdaq Stock Market's National Market System, as the case may be, (ii) if such security is not listed or quoted as described in clause (i), the mean between the reported high bid and low asked prices of such security on such date as reported in the financial press or by the National Quotation Bureau Incorporated, or (ii) if neither clause (i) nor clause (ii) applies, the market value of such security on such day as determined in good faith by the Board of Directors of Parent.

         "DAMAGES" mean any loss, liability, claim, damage or expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim, directly or indirectly arising or resulting from or in connection with (i) any breach of any representation or warranty made by the Company or the Shareholder Representatives (on behalf of the Company Shareholders) in the Merger Agreement or in any certificate delivered by the Company pursuant to the Merger Agreement, (ii) any breach by the Company of any covenant or obligation of the Company in the Merger Agreement, (iii) aggregate Third Party Expenses incurred by the Company in excess of the Estimated Third Party Expenses, or (iv) claims of wrongful termination by any employees whose stock is repurchased by the Company; provided that for purposes of determining whether any breach of any representation or warranty that is qualified by "material," "Company Material Adverse Effect," or similar variations thereof has occurred, such qualifier contained in such representation or warranty shall be disregarded (i.e., such occurrence, event or condition shall be deemed to be "material") if the Damages resulting therefrom exceed $10,000.

         "DISPUTED AMOUNT" means as defined in Section 4.2.

         "DISTRIBUTION AMOUNT" means as defined in Section 5.1.

         "EARNINGS" means as defined in Section 2.8.

         "ESCROW FUND" means the Escrow Shares, together with any cash in lieu of fractional shares with respect to such Escrow Shares, any dividends or other distributions with respect to such Escrow Shares that become payable to holders of record of record of Parent Common Stock as of a date after the Effective Time, and any Sale Proceeds or other cash generated pursuant to Section 3.2 or
Section 3.3.

         "ESCROW SHARES" means 7% of the aggregate number of shares of Parent Common Stock into which the Company Common Stock and Company Preferred Stock outstanding as of immediately prior to the Effective Time of the Merger (excluding Dissenting Shares) are converted in accordance with Article 2 of the Merger Agreement.

         "PERMITTED INVESTMENT" means as defined in Section 3.1.

         "SALE NOTICE" means as defined in Section 3.2.

         "SALE PROCEEDS" means as defined in Section 3.2.

         "SHAREHOLDER REPRESENTATIVES' EXPENSES" means as defined in Section
7.2.

         "SUBACCOUNT" means as defined in Section 2.3.

         "SURVIVAL PERIOD" means until the earlier of (i) with respect to representations and warranties addressing matters anticipated to be reviewed in the independent audit of Parent's consolidated financial statements (and not excluded from the scope of such review on the basis of immateriality), the date of issuance of the first independent audit report after the Effective Time covering the consolidated results of Parent and the Surviving Corporation, or
(ii) with respect to all other matters, one year after the Effective Time.

                                   ARTICLE II
                                     ESCROW

         2.1) SHARES TO BE PLACED IN ESCROW. Promptly after the Effective Time, Parent shall issue and deliver to the Escrow Agent a certificate in the name of the Escrow Agent, or its nominee, evidencing the Escrow Shares. The Escrow Agent shall acknowledge receipt of such certificate in writing to Parent and the Shareholder Representatives. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold them in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement and the Merger Agreement. The Escrow Account shall be a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party to this Agreement.

         2.2) INDEMNIFICATION. Pursuant to the Merger Agreement, the Escrow Shares shall be held in the Escrow Account for the duration of the Survival Period for the sole purpose of satisfying claims brought pursuant to Article 9 of the Merger Agreement. The Escrow Shares shall be used to compensate and reimburse Parent Indemnified Parties for indemnifiable claims as set forth in Article 9 of the Merger Agreement, or thereafter released to the Company Shareholders. The Escrow Shares shall be security for the Company Shareholders' indemnity obligations, subject to the limitations set forth in this Agreement and the Merger Agreement.

         2.3) SUBACCOUNTS OF SHAREHOLDERS. As soon as practicable after the Effective Time, Parent shall deliver or cause to be delivered to the Escrow Agent a list of the name, address, and tax identification number of each Company Shareholder, together with the number of Escrow Shares (rounded to the nearest thousandth of a share) and the amount of any cash (representing dividends or other distributions with respect to such Escrow Shares that have been become payable to holders of record of record of Parent Common Stock as of a date after the Effective Time with respect to such Escrow Shares) allocable to each Company Shareholder (such allocable portion of the Escrow Fund, based on the amount of Escrow Shares and cash initially allocated to such Company Shareholder as a percentage of the total amount of Escrow Shares and cash initially deposited with the Escrow Agent hereunder, referred to as the "Initial Allocable Percentage"). References in this Agreement to a "Subaccount" shall mean each Company Shareholder's Initial Allocable Percentage; provided that, with respect to each Company Shareholder who directs the Escrow Agent to sell Escrow Shares pursuant to Section 3.2, "Subaccount" shall mean a separate subaccount established by the Escrow Agent at the time of such sale and maintained with to such Company Shareholder thereafter until termination of this Agreement.

         2.4) VOTING OF ESCROW SHARES. Each Company Shareholder shall have the right to vote all Escrow Shares (rounded down to the nearest whole share) credited to such Company Shareholder's Subaccount. The Escrow Agent will forward to each Company Shareholder to whose Subaccount any Escrow Shares are credited all notices of Parent shareholders' meetings, proxy statements and reports to shareholders received by the Escrow Agent in respect thereof. The Escrow Agent will either (i) vote the Escrow Shares credited to such Company Shareholder's Subaccount in accordance with written instructions received from such Company Shareholder, or (ii) forward to such Company Shareholder a signed proxy enabling the Company Shareholder to vote such Escrow Shares. The Escrow Agent shall be reimbursed for the cost of such forwarding in accordance with Section 6.4.

         2.5) DIVIDENDS, ETC. Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split, stock dividend, recapitalization or other similar event) ("New Shares") in respect to the Escrow Shares which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof and credited proportionately to the Subaccounts to which the Escrow Shares are credited. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

         2.6) TRANSFERABILITY. The interests of the Company Shareholders in the Escrow Fund are an integral part of the consideration in the Merger, and shall not be assignable or transferable. Notwithstanding the foregoing, any gift by a Company Shareholder to relative by blood, marriage or adoption (each a member of a Company Shareholder's "Immediate Family") or to a trust established by such Company Shareholder for the benefit of one or more members of such Company Shareholder's Immediate Family shall be permitted; provided, in each case, that the recipient of such shares of Parent Common
Stock shall receive and hold such shares subject to the provisions of this Agreement and the Merger Agreement.

         2.7) FRACTIONAL ESCROW SHARES. Although each Company Shareholder's Subaccount shall specify the number of Escrow Shares rounded to the nearest thousandth of a share, no fractional shares of Parent Common Stock shall be issued by Parent or released from the Escrow Account pursuant to this Agreement. In connection with any release of Escrow Shares from the Escrow Account, the Escrow Agent shall be permitted to "round down" or to follow such other rounding procedures as the Escrow Agent reasonably determines to be appropriate in order to avoid releasing any fractional shares from the Escrow Account.

         2.8) TAXES. All dividends, distributions, interest and gains earned or realized on the Escrow Fund ("Earnings") and credited to a Subaccount shall be accounted for by the Escrow Agent separately from the Escrow Fund and, notwithstanding any provisions of this Agreement, shall be treated as having been received by the Company Shareholders to whose Subaccount the Earnings are credited for tax purposes. The Escrow Agent annually shall file information returns with the United States Internal Revenue Service and payee statements with the Company Shareholders, documenting such Earnings. The Company Shareholders shall provide to the Escrow Agent all forms and information necessary to complete such information returns and payee statements. In the event the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, relating to Earnings or any payment made hereunder, the Escrow Agent may deduct such taxes from the Escrow Fund.

                                   ARTICLE III
                    INVESTMENT OF FUND; SALE OF ESCROW SHARES

         3.1) PERMITTED INVESTMENTS; INTEREST. From the date hereof until the date of disbursement of the Escrow Fund pursuant to Section 5.1 of this Escrow Agreement, the Escrow Agent is authorized and directed to invest and reinvest the cash portion, if any, of the Escrow Fund in any of the following investments (each a "Permitted Investment") in each case pursuant to joint written instructions of the Shareholder Representatives, with the consent of the Parent, which consent shall not be unreasonably withheld: (i) readily marketable obligations maturing within six (6) months after the date of acquisition thereof issued by the United States of America or any agency or instrumentality thereof; (ii) readily marketable obligations maturing within six (6) months after the date of acquisition thereof issued by any state or municipality within the United States of America, or any political subdivision, agency or instrumentality thereof, rated "A" or better by either Standard & Poor's Corporation or Moody's Investors Service Inc.; (iii) readily marketable commercial paper maturing within one hundred eighty (180) days after the date of issuance thereof which has the highest credit rating of either Standard & Poor's Corporation or Moody's Investors Service, Inc.; or (iv) 6 month certificates of deposit issued by any bank incorporated and doing business pursuant to the laws of the United States of America or any state thereof having combined capital and surplus of at least $500,000,000. In the event the Escrow Agent does not receive joint written instructions from the Shareholder Representatives to invest or reinvest the cash portion of the Escrow Fund, the Escrow Agent agrees to invest and reinvest such funds in Wells Fargo Bank Investment Money Market Mutual

Fund, or a successor or similar fund agreed to by Parent and the Shareholder Representatives in writing, which invests in direct obligations of, or obligations fully guaranteed as to principal and interest by the United States Government and repurchase agreements with respect to such securities. Permitted Investments and interest accruing on, and any profit resulting from, such investments shall be added to, and become a part of, the Escrow Fund pursuant to this Escrow Agreement and shall be allocated among the Subaccounts of the Company Shareholders based on the Permitted Investments credited to the Subaccount of each. For purposes of this Escrow Agreement, "interest" on the Escrow Fund shall include all proceeds thereof and investment earnings with respect thereto. All Permitted Investments shall be registered in the name of the Escrow Agent. The Escrow Agent shall have full power and authority to sell any and all Permitted Investments held by it under this Escrow Agreement as necessary to make disbursements under this Escrow Agreement, and may use its bond department to effect such sales. The Escrow Agent, Parent, the Surviving Corporation and the Shareholder Representatives shall not be responsible for any unrealized profit or realized loss realized on such investments.

         3.2) RELEASE OF ESCROW SHARES FOR SALE. Subject to Section 3.5, a Company Shareholder may deliver to the Escrow Agent and to Parent a written notice (a "Sale Notice") directing the Escrow Agent to deliver all (rounded down to the nearest whole share) or a specified whole number of the Escrow Shares (the "Sold Shares") credited to such Company Shareholder's Subaccount to a broker or dealer for purposes of sale, against receipt by the Escrow Agent of the proceeds of such sale, after deducting the commissions and other charges of the broker or dealer effecting such sale (the "Sale Proceeds"). The Sale Notice shall state: (i) that a specified number of Escrow Shares have been sold to or through the broker-dealer named therein, (ii) the sale price per share and the aggregate Sale Proceeds, and (iii) the date of payment for and delivery of the Sold Shares, which shall not be less than five business days after delivery of the Sale Notice.

         3.3) SHORTAGE OF SALE PROCEEDS. If the Sale Proceeds, after deducting the commissions and other charges of the broker or dealer effecting such sale, as set forth in the Sale Notice, are less than 100% of the Current Market Value of the Sold Shares as of the date of sale, the Escrow Agent shall not deliver the Sold Shares unless it receives, in addition to the Sale Proceeds, after deducting the commissions and other charges of the broker or dealer effecting such sale, cash in an amount equal to the excess of 100% of the Current Market Value of the Sold Shares as of the date of sale over such Sale Proceeds.

         3.4) RETENTION OF SALE PROCEEDS. The Sale Proceeds and additional cash, if any, received by the Escrow Agent in respect of Sold Shares shall be retained in the Escrow Fund and credited to the Subaccount of the selling Company Shareholder.

         3.5) RESTRICTIONS ON SALES. Escrow Shares allocated to the Subaccounts of Company Shareholders who were, as the date of the Merger Agreement, affiliates of the Company shall be subject to transfer restrictions in connection with the accounting for the Merger as a pooling of interests and under Rule 145 of the Securities Exchange Act of 1934. Such Escrow Shares shall not be transferred pursuant to Section 3.2 except in accordance with the Affiliate's Letter executed by the Company Shareholder requesting such sale and in accordance with such Rule 145.

                                   ARTICLE IV
                          CLAIM PROCEDURES AND PAYMENTS

         4.1) CLAIM NOTICE. If Parent determines in good faith that a Parent Indemnified Party is entitled to indemnification or reimbursement for Damages under Article 9 of the Merger Agreement, then Parent may deliver to both the Shareholder Representatives and the Escrow Agent a written notice of such claim (a "Claim Notice") setting forth (i) a description in reasonable detail (to the extent reasonably available to Parent) of the facts, circumstances or events giving rise to the Damages based on Parent's good faith belief thereof, including, without limitation, the identity and address of any third-party claimant (to the extent reasonably available to Parent) and copies of any formal demand or complaint and other related correspondence or communications, and (ii) Parent's non-binding, preliminary, good faith estimate of the reasonably foreseeable maximum amount of the alleged Damages (which amount may be the amount of damages claimed by a third party plaintiff in an action brought against Parent or the Company based on alleged facts, which if true, would constitute a breach of the Company's representations and warranties) (such aggregate amount being referred to as the "Claim Amount"). Such Claim Notice must be delivered on or before the termination of the Survival Period. The Shareholder Representatives shall be entitled to control the defense of such Third Party claims as provided in Section 9.5 of the Merger Agreement.

         4.2) RESPONSE NOTICE. Within thirty (30) days after the delivery of a Claim Notice to the Shareholder Representatives, the Shareholder Representatives shall deliver to the Escrow Agent and Parent, a written notice (the "Response Notice") containing: (i) instructions to the effect that entire Claim Amount set forth in such Claim Notice is to be paid from the Escrow Fund to Parent; or (ii) instructions to the effect that a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice is to paid from the Escrow Fund to Parent, together with a statement that the remaining portion of such Claim Amount is being disputed; or (iii) a statement that the entire Claim Amount set forth in such Claim Notice is being disputed.

                  (a) If no Response Notice is received by the Escrow Agent and Parent from the Shareholder Representatives within thirty (30) days after the delivery of a Claim Notice to the Company Shareholders, then the Company Shareholders shall be deemed to have given instructions that the entire Claim Amount set forth in such Claim Notice shall be paid to Parent.

                  (b) If the Company Shareholders give (or are deemed to have given) instructions that the entire Claim Amount set forth in a Claim Notice may be paid from the Escrow Fund to Parent, then the Escrow Agent shall promptly, following the required delivery date for the Response Notice, transfer or pay to Parent the amount of such Claim from the Escrow Fund (or such lesser amount as is then held in the Escrow Fund).

                  (c) If a Response Notice delivered by the Shareholder Representatives in response to a Claim Notice contains instructions to the effect that a specified amount (but not the entire amount) of the Claim Amount set forth in such Claim Notice may be paid from the Escrow Fund to Parent, then (i) the Escrow Agent shall promptly, following the required delivery date for the Response Notice, pay to Parent such specified amount from the Escrow Fund, and (ii) the procedures set forth in Section 4.5 of this Agreement shall be followed with respect to the remaining portion of such Claim Amount.

                  (d) If a Response Notice delivered by the Shareholder Representatives in response to a Claim Notice contains a statement that all or a portion of the Claim Amount set forth in such Claim Notice is being disputed (such Claim Amount or the disputed portion thereof being referred to as the "Disputed Amount"), then such Disputed Amount shall not be paid until (i) delivery of a written notice executed by Parent and the Shareholder Representatives setting forth instructions to the Escrow Agent regarding the payment of such Disputed Amount, or (ii) delivery of a copy of a final and non-appealable judgment of a court setting forth instructions to the Escrow Agent as to the payment of such Disputed Amount. The Escrow Agent shall thereupon pay such Disputed Amount in accordance with the instructions set forth in such notice.

         4.3) PAYMENT OF CLAIMS. Payments, deliveries or designations from the Escrow Fund made pursuant to any Claim Notice or as reimbursement for expenses of the Shareholder Representatives as set forth in Section 7.2 hereof shall be made, on a Subaccount by Subaccount basis, first from Escrow Shares, second from any cash, and third from any Permitted Investments. For purposes of such payment, delivery or designation, Escrow Shares and Permitted Investments shall be valued at their Current Market Value. To the extent that any payment, delivery or designation is made pursuant to this Escrow Agreement in the form of securities, such payment, delivery or designation shall be rounded to the nearest whole number of such securities, and no fractional securities shall be paid, delivered or designated.

         4.4) ALLOCATION AMONG SUBACCOUNTS. Payments and deliveries pursuant to a Claim Notice or as reimbursement for expenses of the Shareholder Representatives as set forth in Section 7.2 hereof shall be charged to and withdrawn from each Subaccount in proportion to the respective Initial Allocable Percentage of each, unless the Escrow Agent is restrained, enjoined or stayed by law or court order from withdrawing assets from a Subaccount, in which case the amount which would have been drawn from such Subaccount shall be allocated pro rata among and withdrawn from the remaining Subaccounts as to which the Escrow Agent is not so restrained, enjoined or stayed.

         4.5) DISPUTE RESOLUTION. In the event that any Response Notice indicates that there is a Disputed Amount, the Shareholder Representatives and Parent shall, for a period of sixty (60) days, attempt in good faith to resolve the rights of the respective parties with respect to such Disputed Amount. If the Shareholder Representatives and Parent should so agree, a notice setting forth such agreement shall be signed by both Shareholder Representatives and by Parent and sent to the Escrow Agent who shall thereupon pay to Parent from the Escrow Fund such agreed upon amount (or such lesser amount as is then held in the Escrow Fund).

                                    ARTICLE V
                          RELEASE OF ESCROW ACCOUNT TO
                              COMPANY SHAREHOLDERS

         5.1) EXPIRATION OF SURVIVAL PERIOD. Promptly after the one-year anniversary of the Effective Time, Escrow Agent shall disburse (or deliver to the Exchange Agent for disbursement) to the Company Shareholders an aggregate amount (the "Distribution Amount") equal to (A) the amount remaining in the Escrow Fund, less (B) any Disputed Amount, and less (C) any Shareholder Representatives' Expenses (to the extent the Escrow Agent has received written notice from the Shareholder Representatives to such effect in accordance with Section 7.2). The Escrow Agent shall, or Parent shall cause the Exchange Agent to, disburse the Distribution Amount to the Company Shareholders based on each Company Shareholder's respective Subaccount balance. No certificates or scrip representing fractional shares of Parent Common Stock or any other security shall be issued upon the disbursement of the Distribution Amount. In lieu of any such fractional share, each Company Shareholder who would otherwise have been entitled to a fraction of a share of Parent Common Stock or other security upon disbursement of the Distribution Amount will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the Current Market Value of such Parent Common Stock or such other securities (in the case of such other securities, as of the Distribution Date) by (ii) the fractional interest to which such holder would otherwise be entitled.

         5.2) REMAINING DISBURSEMENTS. Any amounts retained in the Escrow Fund after the Distribution Date shall be held by the Escrow Agent and shall first be used to indemnify the Parent Indemnified Parties, subject to the terms and conditions of this Escrow Agreement, and upon resolution and payment out of the Escrow Fund of all pending Claims, any remaining amounts in escrow shall be transferred to the Shareholder Representatives with respect to any remaining unpaid Shareholder Representatives' Expenses (to the extent the Escrow Agent has received written notice from the Shareholder Representatives to such effect in accordance with Section 7.2), and any remaining amounts shall be disbursed in the manner set forth in Section 5.1.

                                   ARTICLE VI
                   LIABILITY AND COMPENSATION OF ESCROW AGENT

         6.1) NO IMPLIED DUTIES. The duties and obligations of the Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement, and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall, in determining its duties hereunder, be under no obligation to refer to any other documents between or among the parties related in any way to this Escrow Agreement (except to the extent that this Escrow Agreement specifically refers to or incorporates by reference provisions of any other document).

         6.2) INDEMNIFICATION OF ESCROW AGENT. Parent shall indemnify and hold the Escrow Agent harmless from and against any and all liability and expense which may arise out of any action taken or omitted by the Escrow Agent in accordance with this Escrow Agreement, except such liability and expense as may result from the gross negligence or willful misconduct of the Escrow Agent. The reasonable costs and expenses, including reasonable attorney fees, of the

Escrow Agent to enforce its indemnification rights under this Section 6.2 shall also be paid by Parent. Parent shall be entitled to be reimbursed out of the Escrow Fund for fifty percent (50%) of any amount that Parent is required to pay to the Escrow Agent pursuant to this Section 6.2, payable in the manner set forth in Section 5.1 hereof. This right to indemnification shall survive the termination of this Escrow Agreement and removal or resignation of the Escrow Agent. With respect to any claims or actions against the Escrow Agent which are indemnified by Parent under this Section 6.2, Parent shall have the right to retain sole control over the defense, settlement, investigation and preparation related to such claims or actions; provided that (i) the Escrow Agent may employ its own counsel to defend such a claim or action if it reasonably concludes, based on the advice of counsel, that there are defenses available to it which are different from or additional to those available to Parent and (ii) neither Parent nor the Escrow Agent shall settle or compromise any such claim or action without the consent of the other, which consent shall not be unreasonably withheld or delayed.

         6.3) STANDARD OF CARE; RELIANCE. The Escrow Agent shall not be liable to any person by reason of any error of judgment or for any act done or step taken or omitted by it, or for any mistake of fact or law or anything which it may do or refrain from doing in connection herewith unless caused by or arising out of its own gross negligence or willful misconduct. The Escrow Agent shall be entitled to rely on, and shall be protected in acting in reliance upon, any instructions or directions furnished to it in writing signed by both Parent and all the then Shareholder Representatives pursuant to any provision of this Escrow Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it by any Parent Indemnified Party or the Shareholder Representatives, and believed by the Escrow Agent to be genuine and to have been signed and presented by the proper party or parties. In performing its obligations hereunder, the Escrow Agent may consult with counsel to the Escrow Agent and shall be entitled to rely on, and shall be protected in acting in reliance upon, the advice or opinion of such counsel.

         6.4) COMPENSATION OF ESCROW AGENT. The Escrow Agent shall be entitled to its customary fee for the performance of services by the Escrow Agent hereunder for each year or portion thereof that any portion of the Escrow Fund remains in escrow and shall be reimbursed for reasonable costs and expenses incurred by it in connection with the performance of such services (such fees, costs and expenses are hereinafter referred to as the "Escrow Agent's Compensation"). A schedule of the Escrow Agent's fees is attached hereto as Exhibit ____. The Escrow Agent shall render statements to Parent setting forth in detail the Escrow Agent's Compensation and the basis upon which the Escrow Agent's Compensation was computed. The Escrow Agent's Compensation shall be paid by Parent. To the extent the Escrow Agent's Compensation is not paid by Parent, the foregoing shall be paid from the Escrow Fund after written notice from the Escrow Agent to Parent. Parent shall be entitled to be reimbursed out of the Escrow Fund for fifty percent (50%) of any amount that Parent is required to pay to the Escrow Agent pursuant to such reimbursement obligation, payable in the manner set forth in Section 5.1 hereof.

         6.5) RESIGNATION AND SUCCESSOR. The Escrow Agent may resign at any time by giving sixty (60) days written notice to Parent and the Shareholder Representatives; provided that such resignation shall not be effective unless and until a successor Escrow Agent has been appointed and accepts such position pursuant to the terms of this Section 6.5. In such event, Parent and the

Shareholder Representatives shall appoint a successor Escrow Agent or, if Parent and the Shareholder Representatives are unable to agree upon a successor Escrow Agent within sixty (60) days after such notice, the Escrow Agent shall be entitled to (i) appoint its own successor, provided that such successor is a reputable national banking association or (ii) at the equal expense of Parent and the Shareholder Representatives, petition any court of competent jurisdiction for the appointment of a successor Escrow Agent. Such appointment, whether by Parent and the Shareholder Representatives, on the one hand, or the Escrow Agent, on the other hand, shall be effective on the effective date of the aforesaid resignation (the "Escrow Transfer Date"). On the Escrow Transfer Date, all right title and interest to the Escrow Fund, including interest thereon, shall be transferred to the successor Escrow Agent and this Escrow Agreement shall be assigned by the Escrow Agent to such successor Escrow Agent, and thereafter, the resigning Escrow Agent shall be released from any further obligations hereunder. The Escrow Agent shall continue to serve until its successor is appointed, accepts the Escrow and receives the transferred Escrow Fund.

         6.6) DISPUTES. It is understood and agreed that in the event any disagreement among Parent and the Shareholder Representatives results in adverse claims or demands being made in connection with the Escrow Fund, or in the event the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall retain the Escrow Fund until the Escrow Agent shall have received (i) an enforceable final order of a court of competent jurisdiction which is not subject to further appeal directing delivery of the Escrow Fund or (ii) a written agreement executed by Parent and the Shareholder Representatives directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order referred to in clause (i) immediately above shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order or judgment is final and enforceable and is not subject to further appeal. The Escrow Agent shall act on such court order and legal opinion without further question.

         6.7) LIMITATION ON DAMAGES. In no event shall the Escrow Agent be liable in connection with this Escrow Agreement for any special, indirect or consequential loss or damage of any kind whatsoever, even if the Escrow Agent has been previously advised of such loss or damage.


                                   ARTICLE VII
                           SHAREHOLDER REPRESENTATIVES

         7.1) APPOINTMENT. Pursuant to the Merger Agreement, the Shareholder Representatives shall jointly act as agent and attorney-in-fact for the Company Shareholders and are entitled to give and receive notices and communications, to authorize delivery to the Parent Indemnified Parties of the Parent Common Stock or other property from the Escrow Fund in satisfaction of claims by the Parent Indemnified Parties, to object to such deliveries in accordance with the terms of this Escrow Agreement, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, to retain legal counsel, accountants, expert witnesses, consultants and other third parties (collectively, "Outside Parties") to assist the Shareholder Representatives with their duties under the Merger Agreement and hereunder, and to take all actions necessary or appropriate in the judgment of the Shareholder Representatives for the accomplishment of the foregoing. All actions of the Shareholder Representatives shall be in writing signed by both of the above-named individuals, or their successors, acting in their capacity as Shareholder Representatives. The persons designated to be the Shareholder Representatives may be changed in accordance with the provisions set forth in
Section 10.12 of the Merger Agreement.

         7.2) EXPENSES. At any time or from time to time prior to the final distribution of all Escrow Shares out of Escrow, the Shareholder Representatives may deliver notice to the Escrow Agent and Parent setting forth the amount of the out-of-pocket expenses incurred by the Shareholder Representatives in connection with their duties under the Merger Agreement and hereunder, including, but not limited to the fees and expenses of Outside Parties, plus an hourly rate of $250 per hour for time spent by the Shareholder Representatives in excess of 6 hours per month per Shareholder Representative in rendering services under the Merger Agreement and hereunder (the "Shareholder Representatives' Expenses"), which expenses shall be reimbursed from the Escrow Fund promptly after receipt of each such notice.

         7.3) AUTHORITY AND RELIANCE. Neither Parent, any Parent Indemnified Party, the Company, nor the Escrow Agent shall be responsible or liable for any acts or omissions of the Shareholder Representatives in such Shareholder Representatives' capacity as such. A decision, act, consent or instruction of the Shareholder Representatives shall constitute a decision of all Company Shareholders for whom shares of Parent Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Company Shareholder, and the Escrow Agent and Parent may rely upon any decision, act, consent or instruction of the Shareholder Representatives as being the decision, act, consent or instruction of each and every such Company Shareholder. The Escrow Agent and each Parent Indemnified Party are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Representatives. For purposes of this Escrow Agreement any action by all of the then Shareholder Representatives shall be deemed to be the action of and binding upon all of the Shareholder Representatives.

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

         8.1) REPRESENTATIONS BY PARENT, THE COMPANY AND ESCROW AGENT. Each of Parent, the Company and the Escrow Agent represents and warrants to each of the other parties hereto that it is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation; that it has the power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder; that the execution, delivery and performance of this Escrow Agreement by it has been duly authorized and approved by all necessary action; that this Escrow Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and that the execution, delivery and performance of this Escrow Agreement by it will not result in a breach of or loss of rights under or constitute a default under or a violation of any trust (constructive or other), agreement, judgment, decree, order or other instrument to which it is a party or it or its properties or assets may be bound.

         8.2) REPRESENTATIONS BY SHAREHOLDER REPRESENTATIVES. Each Shareholder Representative represents to each of the other parties hereto that such Shareholder Representative has the power and authority to execute and deliver this Escrow Agreement and to perform his obligations hereunder; that this Escrow Agreement constitutes his legal, valid and binding obligation, enforceable against him in accordance with its terms; and that the execution, delivery and performance of this Escrow Agreement by him will not result in a breach of or loss of rights under or constitute a default under or a violation of any trust (constructive or other), agreement, judgment, decree, order or other instrument to which he is a party or by which his properties or assets may be bound.


                                   ARTICLE IX
                                   TERMINATION

         9.1) PRIOR TO THE EFFECTIVE TIME. This Escrow Agreement may be terminated prior to the Effective Time on the occurrence of either the following events:

              (a) the mutual written agreement of each of the parties hereto; or

              (b) the termination of the Merger Agreement as evidenced to the Escrow Agent in a written notice signed by Parent, the Company and the Shareholder Representatives.

         9.2) AFTER EFFECTIVE TIME. Following the Effective Time, this Escrow Agreement may only be terminated following the delivery of all amounts held in the Escrow Fund and the delivery of notice by the Escrow Agent as contemplated by Article V hereof.


                                    ARTICLE X
                                     GENERAL

         10.1) OTHER AGREEMENTS. Nothing in this Agreement is intended to limit any of the Company's, Parent's or the Company Shareholders' rights, or any obligation of the Company Shareholders, or of Parent under the Merger Agreement (or any agreement entered into in connection with the transactions contemplated by the Merger Agreement).

         10.2) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereunder.

         10.3) BENEFIT; SUCCESSOR AND ASSIGNS. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but shall not be assignable by any party hereto without the written consent of all of the other parties hereto; provided, however, that Parent may assign its rights and delegate its obligations hereunder to any successor corporation in the event of a merger, consolidation or transfer or sale of all or substantially all of Parent's stock or assets and that the Escrow Agent may assign its rights hereunder to a successor Escrow Agent appointed hereunder. Except for the persons specified in the preceding sentence, this Escrow Agreement is not intended to confer on any person not a party hereto any rights or remedies hereunder.

         10.4) SEVERABILITY. If any provision of this Agreement, or the application of such a provision, is for any reason and to any extent invalid or unenforceable, the remainder of this Agreement and application of such provision to other circumstances shall be interpreted so as reasonably to effect the intent of the parties to this Agreement. The parties shall replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

         10.5) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of it, individually or taken together, whether delivered via facsimile or otherwise, bear the signatures of all the parties reflected hereon as signatories.

         10.6) AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. Notwithstanding any rights that may be created in any third party under the terms of this Agreement, no such amendment or waiver shall require the consent of such third party to be effective. The waiver by a party of any breach of this Agreement or default in the performance of any obligations under this Agreement shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

         10.7) ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal), provided that Parent's sole recourse for such attorneys fees under the Merger Agreement and hereunder against the Company Shareholders or the Shareholder Representatives acting as their representatives shall be against the Escrow Shares. The prevailing party shall be entitled to recover such party's costs of suit, regardless of whether such suit proceeds to final judgment.

         10.8) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally by commercial courier service or otherwise, or by telecopier, or three days after such notice is mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or the Company, to it at:

                           Medtronic, Inc.
                           7000 Central Avenue N.E.
                           Minneapolis, MN  55432
                           with separate copies thereof addressed to:

                           Attention:   General Counsel
                           FAX:  (763) 572-5404

                           and

                           Attention: Vice President and Chief Development
                           Officer
                           FAX:  (763) 572-5404

                  (b)      If to the Shareholder Representatives, to them at:

                           Peter Rule
                           24183 Hillview Road
                           Los Altos, CA 94024
                           FAX: (650) 947-0577

                           and

                           Bruce Cozadd
                           c/o Alza Corporation
                           1900 Charleston Road
                           Mountain View CA 94043
                           FAX: (650) 564-5630

                           with a copy to:

                           Wilson, Sonsini, Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, CA  94304
                           FAX:  (650) 493-6811
                           Attention:  Michael J. O'Donnell, Esq.

                  (c)      If to the Escrow Agent:

                           Wells Fargo Bank Minnesota, National Association Corporate Trust Services
                           Sixth & Marquette
                           MAC N9303-120
                           Minneapolis, MN  55404
                           FAX:  (___)_______________________
                           Attention: _______________________

         All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such copy shall have confirmed receipt of the communication, and (c) in the case of delivery by nationally recognized overnight courier, on the business day following dispatch.

         10.9) CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language of this Agreement shall not be construed for or against any party. A reference to a Section shall mean a Section in this Agreement unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole.

         10.10) FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described in this Agreement and contemplated by it and to carry into effect the intents and purposes of this Agreement.

         10.11) ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder or partner of any party to this Agreement or any other person or entity unless specifically provided otherwise in it, and, except as so provided, all provisions of this Agreement shall be personal solely among the parties to this Agreement.

         10.12) ENTIRE AGREEMENT. This Agreement and the Merger Agreement and the exhibits and schedules to this Agreement and to the Merger Agreement constitute the entire understanding and agreement of the parties to this Agreement with respect to the subject matter of this Agreement and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms of this Agreement control and supersede any course of performance or usage of trade inconsistent with any of the terms of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first above written.

                                         MEDTRONIC, INC.


                                         By:
                                            ____________________________________

                                              Its:
                                                  ______________________________


                                         PERCUSURGE, INC.


                                         By:
                                            ____________________________________

                                              Its:
                                                  ______________________________

                                         WELLS FARGO BANK MINNESOTA,
                                         NATIONAL ASSOCIATION


                                         By:
                                            ____________________________________

                                              Its:
                                                  ______________________________


                                         _______________________________________
                                         Peter Rule


                                         _______________________________________
                                         Bruce Cozadd

                                              EXHIBIT G

                                KEY EMPLOYEE LIST



Peter Rule                                    President & CEO

Henry Nita                                    VP R & D

Gary Mistlin                                  VP and CFO

Richard Geoffrion                             VP Marketing & OUS

Adlai Howe                                    VP US Sales

Bill Dippel                                   VP Operations

Debra Hinman                                  Sr. Director, Reg Affrs

Colleen McQueen                               Director, Clinical Research

Celso Bagaosian                               R & D Director

Jeff Bleam                                    R & D Manager

Ketan Muni                                    R & D Manager

Mukund Patel                                  R & D Manager

George Tsai                                   R & D Manager

Richard Spano                                 Director, Manufacturing

Scott Blood                                   Process Engineering Mgr

Jennifer Bromm                                Director, QA

                                              EXHIBIT H




                             _______________, 200__


Medtronic, Inc.
Corporate Center
7000 Central Avenue, N.E.
Minneapolis, MN  55432


Ladies and Gentlemen:

     We have acted as counsel to PercuSurge, Inc., a Delaware corporation ("PercuSurge" or the "Company"), in connection with the merger (the "Merger") of Trojan Merger Corp., a Delaware corporation ("Merger Subsidiary") and wholly-owned subsidiary of Medtronic, Inc. ("Medtronic" or "Parent"), with and into PercuSurge pursuant to the Agreement and Plan of Merger among PercuSurge, Merger Subsidiary and Medtronic dated as of October __, 2000 (the "Merger Agreement"), and the related Stock Option Agreement, Affiliate's Letters, Agreements to Facilitate Merger, Escrow Agreement and other documents and instruments being entered into in connection with the Merger to which PercuSurge is a party, as applicable (collectively, the "Ancillary Agreements"). This opinion is furnished to you pursuant to Section 7.2(h) of the Merger Agreement. Unless otherwise defined herein, the capitalized terms used in this opinion have the meaning given to them in the Merger Agreement.

     As counsel for the Company, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of such corporate records of the Company, certificates of public officials and such other documents which we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

     As used in this opinion, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact means that, after an examination of documents made available to us by the Company, and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

     For purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary corporate or partnership action, to execute and deliver the Merger Agreement, and we are assuming that the representations and warranties made by Parent in the Merger Agreement and pursuant thereto are true and correct.

     The opinions hereinafter expressed are subject to the following qualifications:

          (a) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar federal or state laws affecting the rights of creditors;

          (b) We express no opinion as to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing;

          (c) We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

          (d) We express no opinion as to the effect of patent, trademark or copyright laws;

          (e) We express no opinion as to compliance with the anti-fraud provisions of applicable securities laws;

          (f) We express no opinion as to the effect, if any, of federal and state laws and regulations dealing with antitrust and unfair competition matters and filing and notice requirements (including, but not limited to, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended);

          (g) We express no opinion as to the enforceability of the indemnification provisions contained in the Merger Agreement to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions;

          (h) We are members of the Bar of the State of California and we express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of California, and the general corporate laws of the State of Delaware. To the extent this opinion addresses applicable securities laws of states other than the State of California, we have not retained nor relied on the opinion of counsel admitted to the bar of such states, but rather have relied on compilations of the securities laws of such states contained in reporting services presently available to us.

     With respect to our opinion in paragraph 6 below regarding the number of shares of PercuSurge capital stock outstanding and the due authorization and valid issuance of all outstanding shares, and the fully paid and non-assessable nature of all outstanding shares, of capital stock, and options and warrants exercisable for shares of capital stock, as well as the conversion rate and applicable "Conversion Price" of each series of Preferred Stock, of PercuSurge, we have examined and relied solely upon an examination of the minutes of the Company's Board of Directors and committees thereof, stock books and stock option records supplied to us by PercuSurge and upon representations in the Officer's Certificate addressed to us by PercuSurge of even date herewith a copy of which has been provided to you, and we have undertaken no other verification with respect thereto.

     Except as otherwise indicated, all opinions herein are rendered as of the time immediately preceding the Effective Time. We do not undertake to advise you of changes in the law, facts, or circumstances that may hereafter occur.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. PercuSurge is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own, lease and operate its properties and to carry on its business as presently conducted.

     2. PercuSurge has full corporate power and authority to enter into the Merger Agreement, Stock Option Agreement, Affiliate's Letters, and Escrow Agreement, and to consummate the transactions contemplated thereby. The execution, delivery and performance by PercuSurge of the Merger Agreement, Stock Option Agreement, Affiliate's Letters, and Escrow Agreement, and the consummation by PercuSurge of the transactions contemplated thereby have been duly authorized by the Board of Directors and stockholders of PercuSurge, and no other corporate action on the part of PercuSurge is necessary to authorize the execution, delivery and performance by PercuSurge of the Merger Agreement, Stock Option Agreement, Affiliate's Letters, and Escrow Agreement, and the consummation by PercuSurge of the transactions contemplated thereby.

     3. The Merger Agreement, Stock Option Agreement, Affiliate's Letters, and Escrow Agreement have been duly executed and delivered by PercuSurge, and assuming due authorization, execution and delivery by the other parties to such agreements, constitute valid and binding obligations of PercuSurge, enforceable against PercuSurge in accordance with their respective terms.

     4. Except as disclosed in the Merger Agreement or the Company Disclosure Schedule, the execution, delivery and performance by PercuSurge of the Merger Agreement and the Stock Option Agreement, the compliance by PercuSurge with the provisions thereof, and the consummation by PercuSurge of the transactions contemplated thereby, will not: (i) violate any provision of the Certificate of Incorporation or Bylaws of PercuSurge or any Subsidiary; (ii) violate any governmental statute, rule, or regulation applicable to the Company which a lawyer in the State of California exercising customary diligence would reasonably recognize as applicable to transactions of the type contemplated by the Merger Agreement (without our having made any investigation concerning the applicability of any other law) or (iii) result in any material violation or breach of, or constitute a default under, or give rise to any right of termination, cancellation, or acceleration under, or result in the creation of any material Lien on any of the properties or assets of PercuSurge or any Subsidiary under, any of the terms, conditions or provisions of any contract, indenture, mortgage, lease, loan, or other agreement to which PercuSurge or any Subsidiary is a party which is listed in the Company Disclosure Schedule.

     5. Except as set forth in the Merger Agreement or the Company Disclosure Schedule and except for (a) filing and recordation of the Certificate of Merger with the Secretary of State of Delaware; (b) such consents, approvals, permits, registrations and filings as may be required under applicable federal and state securities laws; and (c) such other consents, approvals, permits, registrations and filings, which, if not made, would not prevent or materially alter or delay any of the transactions contemplated by the Merger Agreement, no consent, approval, permit, registration, or filing with any federal or state governmental authority is required by, or with respect to, the Company in connection with the execution and delivery of the Merger Agreement, Stock Option Agreement, Affiliate's Letters or Escrow Agreement, or the consummation of the transactions contemplated thereby.

     6. PercuSurge has duly authorized capital stock consisting solely of (i) 50,000,000 shares of PercuSurge Common Stock, par value $.001 per share, of which _________ shares are issued and outstanding and no shares are held in the PercuSurge's treasury, and (ii) 41,569,957 shares of PercuSurge Preferred Stock, par value $.001 per share, of which: (A) 8,352,642 shares are designated Series A Preferred Stock and ____ of which are issued and outstanding; (B) 9,428,296 shares are designated Series B Preferred Stock and ____ of which are issued and outstanding; (C) 4,334,211 shares are designated Series C Preferred Stock and ___ of which are issued and outstanding; (D) 11,219,513 shares are designated Series D Preferred Stock and ___ of which are issued and outstanding; and (E) 8,235,295 shares are designated Series E Preferred

Stock and ___ of which are issued and outstanding. To our knowledge each share of outstanding PercuSurge Preferred Stock is convertible into one share of PercuSurge Common Stock, and the respective "Conversion Price" of each series of PercuSurge Preferred Stock has not been adjusted pursuant to Section 3(e) of PercuSurge's Certificate of Incorporation. To our knowledge all issued and outstanding shares of capital stock of each Subsidiary are owned, beneficially and of record, by PercuSurge. All issued and outstanding shares of PercuSurge Common Stock and PercuSurge Preferred Stock have been validly issued, and are (assuming receipt by PercuSurge of the consideration therefor recited in the PercuSurge Board of Directors minutes with respect to such issuance) fully paid and nonassessable. Except for options to purchase an aggregate _______ shares of PercuSurge Common Stock granted pursuant to the PercuSurge's 1995 Stock Option Plan (the "PercuSurge Option Plan") or otherwise and warrants to purchase an aggregate _____ shares of PercuSurge Preferred Stock, to our knowledge there are not any outstanding subscriptions, options, warrants, calls, rights, convertible securities, or any other agreements to which PercuSurge is a party that, directly or indirectly, obligate PercuSurge to issue any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of capital stock.

     This opinion is intended solely for your use in connection with transactions contemplated by the Agreement, and may not be relied upon by any other persons or entities or for any other purpose without our prior written consent.


                                       Very truly yours,


                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation

                                                                  EXHIBIT I

                                      DRAFT


                            __________________, 200__


PercuSurge, Inc.
540 Oakmead Parkway
Sunnyvale, CA  94085

Ladies and Gentlemen:

     We have acted as counsel to Medtronic, Inc., a Minnesota corporation ("Medtronic"), and its wholly-owned subsidiary, Trojan Merger Corp., a Delaware corporation ("Merger Subsidiary"), in connection with the preparation of the Agreement and Plan of Merger dated October ___, 2000 (the "Merger Agreement"), among Medtronic, Merger Subsidiary, and PercuSurge, Inc. a Delaware corporation ("PercuSurge"), and the preparation of the related Affiliate's Letters and Escrow Agreement contemplated thereby (the "Ancillary Agreements"). This opinion is given pursuant to Section 7.3(e) of the Merger Agreement. Capitalized terms used herein without definition have the same meaning as in the Merger Agreement.

     As to various matters of fact material to this opinion, we have relied upon certificates of public officials and upon the representations of Medtronic or its officers or directors, including those made in the Merger Agreement and in documents or certificates executed in connection therewith. We have also examined the Articles or Certificate of Incorporation and Bylaws of each of Medtronic and Merger Subsidiary, each as amended to date as presented to us by Medtronic, and originals or copies of such other corporate documents and records and other certificates and instruments and have made such other investigation as we have deemed necessary in connection with the opinions hereafter set forth. We have not independently or through third parties verified such certificates, representations, or statements or made any independent investigation as to the existence of agreements, instruments, corporate records, or other documents, orders, judgments, or decrees by which Medtronic or any of its properties may be bound.

     We have examined the laws of the State of Minnesota, the Delaware General Corporation Law, and federal laws of the United States as we have deemed relevant for the purpose of this opinion, but we have not made an independent review of the laws of any other state or jurisdiction. We are members of the bar of the State of Minnesota and, accordingly, our opinions are limited solely to the laws of the United States, the Delaware General Corporation Law, and the State of Minnesota (including, without limitation, laws dealing with choice or conflict of laws), and we express no opinion concerning the laws of any other jurisdiction. To the extent that the laws of other jurisdictions may govern the Merger Agreement or any agreements or instruments related thereto or any other matters as to which we express an opinion herein, we have assumed without any independent investigation whatsoever that such laws are the same as those of the State of Minnesota; to the extent that the laws of such other jurisdictions differ from

PercuSurge,Inc.

___________________,200__
Page 2


those of the State of Minnesota with respect to any matters contained in this opinion, our opinion as to such matters is thereby limited to Minnesota law without regard to the parties' choice of law.

     For purposes of this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and that the information in the certificates, representations, and statements referred to above remains true and complete as of the date hereof. In examining documents executed by parties other than Medtronic or Merger Subsidiary, we have assumed that such parties have all necessary power to enter into and perform all of their obligations thereunder and that such parties have duly executed and delivered such documents. We have also assumed, as to each such party, the due authorization by all requisite action of the execution, delivery and performance of such documents by such parties and that such documents are legal, valid, binding on and enforceable against such parties in accordance with their respective terms. We have also assumed that each natural person executing any of the documents and agreements involved in the matters covered by this opinion has the capacity and is legally competent to do so.

     References in this opinion to "our knowledge," "known to us," or the like mean that in the course of our representation of Medtronic no information has come to the attention of any attorney within the firm who has given substantive attention to Medtronic's legal matters within the last 12 months that gives such attorney actual knowledge that such opinion is not accurate.

     Based upon and subject to the foregoing, and subject to the qualifications hereinafter set forth, it is our opinion as of this date that:

     1. Each of Medtronic and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power to own, lease and operate its properties and to carry on its business as presently conducted.

     2. Each of Medtronic and Merger Subsidiary has the requisite corporate power to execute, deliver, and perform the Merger Agreement and the Ancillary Agreements to which it is a party, and to consummate the transactions contemplated thereby.

     3. The execution, delivery and performance by Medtronic and Merger Subsidiary of the Merger Agreement and the Ancillary Agreements to which it is a party, and the consummation by them of the transactions contemplated thereby (including the issuance of the shares of Common Stock of Medtronic to the shareholders of PercuSurge pursuant to the Merger) have been duly authorized by the Board of Directors of Medtronic and the shareholder and the Board of Directors of Merger Subsidiary, and no other corporate action on the part of Medtronic or Merger Subsidiary is necessary to authorize the execution, delivery and

PercuSurge,Inc.

__________________,200__
Page 3


performance by Medtronic and Merger Subsidiary of the Merger Agreement and the Ancillary Agreements to which it is a party, and the consummation by them of the transactions contemplated thereby (including the issuance of the shares of Common Stock of Medtronic to the shareholders of PercuSurge pursuant to the Merger).

     4. The Merger Agreement and the Ancillary Agreements to which they are a party has been duly and validly executed and delivered by Medtronic and Merger Subsidiary and constitutes a valid and binding obligation of them, enforceable in accordance with its terms.

     5. Except as specifically disclosed in Section 5.4 of the Merger Agreement or in the Parent Disclosure Schedule, the execution, delivery and performance by Medtronic and Merger Subsidiary of the Merger Agreement and the Ancillary Agreements to which they are a party, the compliance by them with the provisions thereof, and the consummation by them of the transactions contemplated thereby will not: (i) violate any provision of the Articles or Certificate of Incorporation or Bylaws of Medtronic or Merger Subsidiary; (ii) violate any governmental statute, rule, regulation applicable to Medtronic or Merger Subsidiary which a lawyer in the State of Minnesota exercising customary diligence would reasonably recognize as applicable to transactions of the type contemplated by the Merger Agreement (without our having made any investigation concerning the applicability of any other law); or (iii) to our knowledge, result in any violation or breach of, or constitute a default under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any lien on any of the properties or assets of Medtronic or Merger Subsidiary under, any of the terms, conditions, or provisions of any contract, indenture, mortgage, lease, loan, or other agreement to which Medtronic or Merger Subsidiary is a party filed with (or incorporated by reference into) the Registration Statement as a "material contract" pursuant to Item 601 of Regulation S-K.

     6. Except as set forth in the Merger Agreement or the Parent Disclosure Schedule and except for (a) filing and recordation of the Certificate of Merger with the Secretary of State of Delaware; (b) such consents, approvals, permits, registrations and filings as may be required under applicable federal and state securities laws; and (c) such other consents, approvals, permits, registrations and filings, which, if not made, would not prevent or materially alter or delay any of the transactions contemplated by the Merger Agreement, no consent, approval, permit, registration, or filing with any federal or state governmental authority is required by, or with respect to, Medtronic or Merger Subsidiary in connection with the execution and delivery of the Merger Agreement and the Ancillary Agreements to which they are a party, or the consummation of the transactions contemplated thereby.

     7. The shares of Common Stock of Medtronic to be issued to the shareholders of PercuSurge in the Merger will be duly and validly issued and, subject to the Escrow Agreement, fully paid and non-assessable.

PercuSurge,Inc.

____________________,200__
Page 4

     In addition to the qualifications set forth above with respect to the opinions expressed herein, all of our opinions expressed herein are subject to the following additional qualifications:

     A. The opinions expressed above are qualified to the extent that the validity or enforceability of any provisions of the Merger Agreement or any related agreement, document, or instrument or of any rights granted to PercuSurge or any other party pursuant to the Merger Agreement or any related agreement, document, or instrument may be subject to or affected or limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent or preferential transfer or conveyance, equitable subordination, or similar laws or decisions relating to or affecting the rights of creditors generally, (ii) general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith, and fair dealing, and the rules of law governing, and discretion of a court (at law or in equity) in granting, specific performance, injunctive relief, or any equitable or other particular remedy, and
(iii) our assumption that there exist no other agreements (other than the Merger Agreement or other agreements or instruments specifically referred to therein), understandings, or negotiations among the parties to the Merger Agreement that would modify the terms of the Merger Agreement, the Ancillary Agreements, or any related documents or instruments or the respective rights or obligations of the parties thereunder.

     B. The opinions expressed above are further subject to limitations arising from state and federal court decisions involving statutes, public policy, or principles of equity holding that (i) purported waivers of the benefits of statutory provisions or common law rights and broadly or vaguely stated provisions waiving rights or waivers of unknown future rights or duties imposed by law are or may be unenforceable, and (ii) under certain circumstances, provisions declaring that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy are invalid.

     C. We express no opinion respecting compliance with, or the applicability or effect of, any state or federal antitrust laws, rules, or regulations.

     D. This opinion is limited to the present laws of the State of Minnesota, the Delaware General Corporation Law and the federal laws of the United States of America, to present judicial interpretation thereof, and to the facts as they presently exist. In rendering this opinion, we assume no obligation to revise or supplement this opinion if the present laws of any jurisdiction mentioned above are changed by legislative action, judicial decision, or otherwise; if the facts as they presently exist change; or if matters not presently known to us hereafter come to our attention.

     The opinions expressed herein are expressed solely to the addressee hereof, and this opinion shall not be deemed to be extended to any other person, firm, or entity and shall not be delivered to any person, firm, or entity, or quoted or summarized in whole or in part, or

PercuSurge,Inc.

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otherwise referred to, filed with, disclosed to, or relied upon by the governmental agency or other person without our express prior written consent.

                                        Very truly yours,


                                        FREDRIKSON & BYRON, P.A.